As filed with the Securities and Exchange Commission on February 14, 2000

                        Registration No. 333-___________
----------------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                           ---------
                           FORM S-8

                     REGISTRATION STATEMENT
                           Under
                  THE SECURITIES ACT OF 1933
                           ---------
                       Uroplasty
    (Exact Name of Registrant as Specified in its Charter)

          Minnesota                                   41-1719250
   (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

         2718 Summer Street NE, Minneapolis, MN   55413-2820
                            612/378-1180
                 (Address and telephone number of
                    principal executive offices)

     Uroplasty, Inc. 1995 Stock Option Plan, as amended December 7, 1999
                        (as so amended, the "1995 Plan")
Uroplasty, Inc. 1997 Stock Option Plan, as amended July 27, 1999 and
                                December 7, 1999
                        (as so amended, the "1997 Plan")

                          (Full Title of the Plans)

                  Daniel G. Holman, CEO, Uroplasty, Inc.
                   Donald A. Major, CFO, Uroplasty, Inc.
      2718 Summer Street NE, Minneapolis, MN   55413; 612/378-1180
     (Name and Address, including zip code, and telephone number, including area code, of Agent for service)

                                  Copy to:
                          Richard P. Keller, Esq.
                         c/o Keller & Lokken, P.A.
                            332 Minnesota Street
                   First National Bank Building, Suite W-790
                         St. Paul, Minnesota 55101

  Approximate date of commencement of proposed sale of securities to the public:
As soon as practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of         Amount to be     Proposed     Proposed     Amount of
Securities to    Registered       Maximum      Maximum      Registration
be Registered    (Shares)         Offering     Aggregate    Fee
                                  Price Per    Offering
                                  Share*       Price*
__________________________________________________________________________
Common Stock(1)   1,000,000        $2.50      $2,500,000   $ 660.00

Common Stock(2)     800,000        $2.50      $2,000,000   $ 588.00

Common Stock(3)   1,698,000        $2.50      $4,245,000   $  -0-   (4)

Totals            3,498,000                   $8,745,000   $1,188.00
______________________________________________________________________________

(1) Pertains to shares which may have been issued and which may be issued and sold by the Registrant upon exercise of options under the 1995 Plan.

(2) Pertains to shares which may have been issued and which may be issued and sold by the Registrant upon exercise of options under the 1997 Plan.

(3) Pertains to shares are not presently outstanding, but which may be acquired by affiliates of the Registrant and may be reoffered or resold by affiliates of the Registrant pursuant to the reoffer Prospectus (prepared in accordance with Part I of Form S-3) contained herein. These shares are being registered pursuant to General Instruction C of Form S-8.

(4) Pursuant to Rule 457(h)(3), there is no additional filing fee for securities, such as these, which are to be offered for resale.

* Estimated solely for the purpose of calculating the Registration Fee pursuant to Rules 457(c) and 457(h) and Section 6(c) under the Securities Act. Based on the average of the bid price ($2.4375) and asked price ($2.5625) which is $2.50 per share on the NASDAQ OTC Bulletin Board System on February 8, 2000, as reported in the February 9, 2000 edition of the Star Tribune newspaper.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Uroplasty, Inc.

Registration Statement on Form S-8

Cross Reference Sheet Between Items of Form S-8 and the Employee Section 10(a) Prospectus as Required by Rule 404(a).
--------------------------------------------------------------------------------

Note: This Cross Reference Sheet refers to the Employee Section 10(a) Prospectus required by Part I of Form S-8. Such Prospectus is not filed with this Form S-8, as provided in the Note to Part I. A separate cross reference sheet for the reoffer Prospectus, included herein, which is intended to comply with General Instruction C of Form S-8 and Part I of Form S-3, follows.

Item in Form S-8                       Caption or Location in Prospectus

1. Plan Information                    Section 10(a) Prospectus - Item 1.
   Plan Information                                                        *

2. Registrant Information and          Section 10(a) Prospectus - Item 2.
   Employee Plan Annual Information    Registrant Information              *

3. Incorporation of Documents          Incorporation of Documents
   by Reference                        by Reference                        **

4. Description of Securities           Description of Securities           **

5. Interests of Named Experts and      Interests of Named Experts and      **
   Counsel                             Counsel

6. Indemnification of Directors and    Indemnification of Directors
   Officers                            and Officers                       **

7. Exemption from Registration         Exemption from Registration
   Claimed                             Claimed                            **

8. Exhibits                            Exhibits                           **

9. Undertakings                        Undertakings                       **

*  Not filed with the Commission - available from Registrant.

** Contained in Part II of Registration Statement.

                             Uroplasty, Inc.

                   Registration Statement on Form S-8
---------------------------------------------------------------------------
        Cross Reference Sheet Between Items in Part I of Form S-3
           and Reoffer Prospectus as Required by Rule 404(a) *
---------------------------------------------------------------------------

Item in Part I of Form S-3             Caption or Location in
                                       Reoffer Prospectus

1. Forepart of the Registration        Front Cover Page of
   Statement and Outside Front Cover   Prospectus
   Page of Prospectus

2. Inside Front and Outside Back       Inside Front Cover Page: Available
   Cover Pages of Prospectus           Information; Incorporation of
                                       Information by Reference; Table of
                                       Contents

3. Summary Information, Risk           Prospectus Summary; Risk Factors
   Factors and Ratio of
   Earnings to Fixed Charges

4. Use of Proceeds                     Use of Proceeds

5. Determination of Offering Price     Not Applicable

6. Dilution                            Not Applicable

7. Selling Security Holders            Selling Shareholders

8. Plan of Distribution                Plan of Offering

9. Description of Securities           Not Applicable
   to be Registered

10. Interests of Named Experts and     Not Applicable
    Counsel

11. Material Changes                   Material Changes

12. Incorporation of Certain           Incorporation of Information
    Information by Reference           by Reference

13. Disclosure of Commission           Not Applicable
    Position on Indemnification
    for Securities Act Liabilities

* Cross reference sheet to Employee Section 10(a) Prospectus precedes these pages.



NOTE: Pursuant to Rule 428(a) and the Note to Part I of Form S-8, under the Securities Act of 1933, the information contained in Part I of this Registration Statement on Form S-8 which constitutes the Employee Section 10(a) Prospectus has not been filed with the Commission, but will be delivered to employees and will be maintained in a file by the Registrant for a minimum of five years after it is last used to offer or sell securities pursuant to the 1995 Plan or the 1997 Plan and shall be made available to the Commission or its staff, upon request, as required by said Rule 428(a).

The reoffer Prospectus pertains to those securities which are sold by the Registrant pursuant to the Employee Section 10(a) Prospectus to certain affiliates and then reoffered by those affiliates to other investors. Such Prospectus, which is permitted by General Instruction C of Form S-8 and Rule 415, is included with this Registration Statement.

Prospectus

UROPLASTY, INC.

1,698,000 shares of Common Stock
_______________

This prospectus relates to reoffers and resales of up to 1,698,000 shares of our common stock by officers and directors of Uroplasty named in this Prospectus. None of the 1,698,000 shares were outstanding as of the date of this Prospectus, but they may be issued in the future by us to the selling shareholders pursuant to the exercise of stock options, and the selling shareholders may use this Prospectus to reoffer and resell such shares. The number of shares offered may be adjusted as a result of a stock split, stock dividend or any similar transaction.

Our common stock is traded in the over-the-counter market under the symbol "UROP.OB" and is listed in the NASDAQ Electronic Bulletin Board System. The closing price of our common stock on February 10, 2000 was $2-5/16 per share.

This investment involves a high degree of risk. See "Risk Factors" on page 6 of this prospectus for a discussion of material factors which you should consider before investing in the common stock offered by this prospectus.
________________________

These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
_________________________

The shares covered by this Prospectus are being offered and sold by the selling shareholders named in this Prospectus, each of whom is or was an officer or director of Uroplasty. The selling shareholders may offer their shares of common stock through public or private transactions, in the over-the-counter markets, on any exchanges on which our common stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The selling shareholders may engage brokers or dealers who may receive commissions or discounts from the selling shareholders. We will pay substantially all of the expenses of this offering except that the selling shareholders will be responsible for any brokerage commissions. Selling shareholders will receive all net proceeds from the sale of any shares covered by this Prospectus; we will not receive any proceeds from the sale of any of these shares.




The date of this Prospectus is February 14, 2000.

No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. This document does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                        TABLE OF CONTENTS

Available Information              3
Incorporation of Information
  by Reference                     3
Prospectus Summary                 5
Risk Factors                       6
Material Changes                  15
Plan of Offering                  15
Use of Proceeds                   16
Selling Shareholders              16
Legal Matters                     17
Experts                           17
Additional Information            17

AVAILABLE INFORMATION

From the Commission:

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street N.W., Room 1024, Washington, D.C. 20549; Federal Plaza, Room 1100, New York, New York 10007; 10960 Wilshire Boulevard, Suite 1710, Los Angeles, California 90024; and 219 South Dearborn Street, Room 1228, Chicago, Illinois 60604; and copies of such material can be obtained from the Public Reference Section of the Commission at 450 5th Street N.W., Washington, D.C. 20549 at prescribed rates.

From the Company:

Some documents, or parts of documents, are incorporated by reference in this Prospectus. The Company undertakes to provide, without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to Daniel
G. Holman, Chief Executive Officer, or Donald Major, Chief Financial Officer, Uroplasty, Inc., 2718 Summer Street NE, Minneapolis, Minnesota 55413 (612/378-
1180).

INCORPORATION OF INFORMATION BY REFERENCE

Pursuant to applicable rules of the Securities and Exchange Commission, the following documents are incorporated by reference into the Prospectus:

1. Form 10-KSB, Annual Report of the Company to the SEC for the fiscal year ended March 31, 1999.

2. Form 10-QSB, Quarterly Report of the Company to the SEC for the fiscal quarter ended June 30, 1999.

3. Form 10-QSB, Quarterly Report of the Company to the SEC for the fiscal quarter ended September 30, 1999.

4. Form 10-QSB, Quarterly Report of the Company to the SEC for the fiscal quarter ended December 31, 1999.

5. Item 11 of Form 10 of the Registrant, dated July 10, 1996, Exchange Act File No. 000-20989, or comparable section, whichever is applicable, concerning "Description of Registrant's Securities to be Registered", and any amendment or report filed for the purpose of updating such description.

6. Proxy Statement of the Company, dated July 9, 1999.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, or this Registration Statement, are deemed to be incorporated by reference.

Any person desiring to obtain a copy, without charge, of any one or more of the aforementioned documents should write or call Donald Major, CFO of the Company, at the following address or telephone number:

Uroplasty, Inc.
2718 Summer Street NE
Minneapolis, MN   55413-2820
Telephone 612/378-1180
E-mail:dmajor@uroplasty.com

FORWARD-LOOKING STATEMENTS

The Registrant may from time to time make written or oral "forward-looking statements", including statements contained in this filing by the Company with the Securities and Exchange Commission and in its reports to stockholders, as well as elsewhere. "Forward-looking statements" are statements such as those contained in projections, plans, objectives, estimates, statements of future economic performance, and assumptions related to any of the foregoing, and may be identified by the use of forward-looking terminology, such as "may, "expect," "anticipate," "estimate, "goal," "continue," or other comparable terminology. By their very nature, forward- looking statements are subject to known and unknown risks and uncertainties relating to the Company's future performance that may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied in any such "forward-looking statements". Any such statement is qualified by reference to the following cautionary statements.

The Registrant's business operates in highly competitive markets and is subject to changes in general economic conditions, competition, customer and market preferences, government regulation, the impact of tax regulation, foreign exchange rate fluctuations, the degree of market acceptance of products, the uncertainties of potential litigation, as well as other risks and uncertainties detailed elsewhere herein and from time to time in the Registrant's Securities and Exchange Commission filings.


In this filing, the following sections contain "forward-looking statements":
"Description of Business"; Risk Factors"; and "Management's Discussion and Analysis of Financial Condition and Results of Operation". Various factors and risks (not all of which are identifiable at this time) could cause the Company's results, performance or achievements to differ materially from that contained in the Company's forward-looking statements, and investors are cautioned that any forward-looking statement contained herein or elsewhere is qualified by and subject to the warnings and cautionary statements contained above and in the Risk Factors section of this filing.

The Company does not undertake and assumes no obligation to update any forward-looking statement that may be made from time to time by or on behalf of the Company.

PROSPECTUS SUMMARY

This summary is intended for quick reference only. It does not contain all the information you may need to make your investment decision. You should read the entire prospectus, as well as the more detailed information and financial statements provided in this prospectus or in documents we have previously filed with the Securities and Exchange Commission before making an investment decision.

The terms "Uroplasty", "our company" and "we" as used in this prospectus refer to Uroplasty, Inc. and its subsidiaries and predecessors as a combined entity, except where it is made clear that such term means only the parent company.

We design, develop, manufacture and market medical products primarily for the treatment of urinary incontinence and vesicoureteral reflux. Our key product is Macroplastique(R), an injectable, soft tissue bulking agent currently used primarily to treat certain types of stress urinary incontinence, the most common form of urinary incontinence. Stress urinary incontinence refers to the involuntary loss of urine as a result of activities that increase intra-abdominal pressure, such as coughing, laughing or exercising. Macroplastique is also used to treat vesicoureteral reflux, a condition occurring mostly in children in which urine flows backward from the bladder into the kidney. In addition, some doctors in Europe are beginning to use Macroplastique to treat incontinence in men recovering from prostate surgery. In June 1996, we received CE mark authorization for Macroplastique which enabled us to market the product throughout the European Union. Macroplastique is not sold in the United States because it has not been approved for marketing by the United States Food and Drug Administration, (the "FDA"). However, we are currently conducting human clinical trials relating to the treatment of female stress urinary incontinence pursuant to an Investigational Device Exemption granted by the FDA.


It is estimated that urinary incontinence afflicts about 5% of the general population and women comprise about 85% of the sufferers. In Europe, currently our largest market, approximately 17 million people suffer from various forms of urinary incontinence and about 14.5 million of these sufferers are women. Bulking agents such as Macroplastique can be used to treat women with stress urinary incontinence caused by intrinsic sphincter deficiency, estimated by us to comprise 10% of the female incontinence market or about 1.4 million women in Europe alone. Of the estimated 2.6 million European men who are incontinent, we believe about 25% are candidates for treatment with Macroplastique. Vesicoureteral reflux is primarily a pediatric concern, with a prevalence estimated to be as high as 1% of the pediatric population. We estimate about half of this population are candidates for Macroplastique treatments.

Macroplastique consists of soft, flexible, solid, highly textured implants of heat vulcanized polydimethylsiloxane (solid silicone) suspended in a water-based biocompatible carrier gel. Macroplastique is not a silicone gel, the compound which became controversial in its use in breast implants. Macroplastique was first introduced in the European urological marketplace in 1991 and has been used to treat approximately 20,000 patients with no reported serious product related adverse incidents.

For more information, see the description of our business in our Annual Report on Form 10-K on file with the Securities and Exchange Commission or available from us.

We are a Minnesota corporation. Our executive offices are located at 2718 Summer Street NE, Minneapolis, Minnesota 55113. Our telephone number is (612) 378-1180; our fax number is 612-378-2027; our internet address is ww.uroplasty.com.

RISK FACTORS

The shares of Common Stock to which this Prospectus refers are speculative and involve a high degree of risk.

In evaluating an investment in such shares potential investors should carefully consider the following factors as well as the information included elsewhere in this prospectus and in the documents incorporated by reference. Please note that new risk factors may emerge from time to time, and we may be unable to identify all of them until after their effects have been observed.

Need to comply with government regulation. Our product, manufacturing processes and product development activities are subject to extensive and rigorous regulation by governmental and regulatory authorities in foreign countries similar to the U.S. Food and Drug Administration ("FDA"). In Europe, where we have been marketing Macroplastique since 1991, our introduction of medical devices as well as our design, manufacturing, labeling, distribution, sale, marketing, advertising, promotion and recordkeeping procedures for our products are subject to laws and regulations governing medical devices contained in the European Medical Device Directives ("MDD"). In June, 1996, we received a Certificate of Authorization for affixing the CE mark (Conformite Europeene) on Macroplastique based upon compliance with the MDD.


In the United States, we cannot market or sell Macroplastique until pre-market approval authorization for Macroplastique is received from the FDA. In September 1999, we received approval from the FDA of an Investigatory Device Exemption relating to a U.S. clinical trial for the treatment of female stress urinary incontinence using Macroplastique. Upon successful completion of the clinical trial, we plan to submit a pre-market approval application to the FDA requesting approval to commercialize Macroplastique in the U.S. There can be no assurance that the U.S. clinical trials will be successfully completed or that the requisite approvals or certifications will be granted for Macroplastique or any other product, on a timely basis, or at all, or that such regulatory reviews will not involve delays that would conflict with our ability to commercialize our products in the United States.

In summary, we are permitted to market Macroplastique throughout the European Community and we are currently conducting a clinical trial in the U.S. for Macroplastique.

If and when regulatory approval to market a product is obtained from the FDA, this approval may necessitate limitations on the indicated uses of the product. Marketing approval can also be withdrawn by the FDA in the United States (and by regulatory authorities in foreign countries) due to failure to comply with regulatory requirements or the occurrence of unforeseen problems following initial approval. We may be required to make further filings with the FDA and other regulatory authorities in foreign countries under certain circumstances, such as the addition of product claims or product reformulation. The FDA and other regulatory authorities in foreign countries could also limit or prevent the manufacture or distribution of our products and have the power to demand the recall of such products. FDA medical device regulations depend strongly on administrative interpretation, and there can be no assurance that future interpretation made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect us. The FDA and various other authorities either currently inspect or will inspect us and our facilities from time to time to determine whether we are in compliance with regulations relating to medical device manufacturing, including regulations concerning design, manufacturing, testing, quality control, product labeling, distribution, promotion and record keeping practices. A determination that we are in material violation of such regulations could lead to the imposition of civil penalties, including fines, product recalls, product seizures or, in extreme cases, criminal sanctions.

Dependence on Single Product. We may continue to derive a substantial portion of our revenues from sales of Macroplastique. Our failure to continue the commercialization of Macroplastique in Europe could therefore have a material adverse effect on our business, financial condition and results of operations. We do not expect that commercialization of other new products will be feasible without a substantial, continuing commitment to research and development for an extended period of time or acquisitions of new products, or both. Also, new medical products must typically undergo clinical trials and regulatory clearance or approval before commercialization. There can be no assurance as to whether or when commercialization of other products might begin or as to the likelihood that any such initiative would be successful. The market for medically-related products changes constantly, and if the market changes, or if new or strengthened competition emerges, or customer preferences change, or if new technology causes Macroplastique to be viewed as a less effective treatment, our business, financial condition and results of operation would be adversely affected. Unlike larger companies with many products in the marketplace, we are dependent on one product and our fate is, consequently, much more closely tied to market acceptance of that product.

Dependence on Patents and Proprietary Rights. Our success depends in part on our ability to preserve trade secrets, obtain and maintain patent protection for our products under United States and international patent laws and other intellectual property laws and operate without infringing upon the proprietary rights of third parties. Patents covering the materials, process and applications have been issued to us by the Patent Offices in the United States, United Kingdom, Japan, Germany and Canada. Applications are also currently pending in various other European countries. No assurances can be given that the scope of any patent protection will prevent competitors (most of which have financial and other resources substantially greater than us) from introducing products competitive with our products, our patents will be held valid if subsequently challenged, others will not claim rights in or ownership of the patents and other proprietary rights held by us, or our product and processes will not infringe, or be alleged to infringe, the proprietary rights of others.

A number of patents have been issued to others in the area of injectable bulking agents. The validity and breadth of claims covered in medical device technology patents involve complex legal and factual questions and may therefore be highly uncertain. We also rely upon unpatented trade secrets to protect our proprietary technology. No assurance can be given that others will not independently develop or otherwise acquire substantially equivalent techniques and/or gain access to and disclose our proprietary technology. Further, no assurance can be given that we can ultimately protect meaningful rights to such unpatented proprietary technology. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. Companies in the medical device industry have employed intellectual property litigation to gain a competitive advantage. Litigation may be necessary to enforce any patents issued to us, protect trade secrets or proprietary information owned by us against claimed infringement of the rights of others or determine the scope and validity of the proprietary rights of others. The defense and prosecution of patent litigation or other legal and/or administrative proceedings related to patents is costly and time-consuming regardless of the outcome. An adverse outcome in any litigation could subject us to significant liabilities to third parties, require disputed rights to be licensed from others and/or require us to cease making, using or selling any products. There can be no assurance that any licenses required under any patents or proprietary rights would be made available on terms acceptable to us, if at all.


Uncertainty Relating to Third-Party Reimbursement. Any success of ours will depend, in part, upon satisfactory reimbursement for Macroplastique procedures from third party health care payers. In the United States and many foreign countries, third-party reimbursement is currently generally available for surgical procedures for urinary incontinence, but there is no uniform policy for such reimbursements. We sell Macroplastique to physicians, hospitals and other users which bill various third-party payers, such as government health programs, private health insurance plans, managed care organizations and other similar programs for the health care products and services provided to their patients. Payers may deny reimbursement if they determine that a product used in a procedure was not used in accordance with established payer protocols regarding cost-efficient treatment methods, was used for an unapproved indication or was not otherwise covered. Third-party payers are increasingly challenging the prices charged for medical products and services and, in some instances, have pressured medical suppliers to lower their prices. The availability of third-party reimbursement for Macroplastique or competitors' products and continuing efforts to reduce the costs of health care by decreasing reimbursement rates may reduce the price received by us for Macroplastique or increase the relative expense to the consumer. We believe a material amount of our Macroplastique revenues are received from third party payers; therefore, failure to receive sufficient reimbursement from health care payers for procedures using Macroplastique or adverse changes in governmental and third-party payers' policies toward reimbursement for such procedures would materially adversely affect our business, financial condition and results of operations.

Potential Unfavorable Public Reaction to Use of Silicone Products/Earlier Silicone Controversies. Macroplastique is comprised of heat vulcanized polydimethylsiloxane, which results in a solid flexible silicone elastomer. In the 1990's the United States breast implant industry became the subject of significant controversies (some of which continue at this time) surrounding the possible effects upon the human body of the use of silicone gel in breast implants. One consequence was a massive flood of products liability litigation, leading to the bankruptcy of several companies, including Uroplasty's former parent, Bioplasty, Inc. (which in turn caused Uroplasty, Inc. to file for bankruptcy in 1993). We use only solid silicone material, and not semi-liquid silicone gel (as was used in breast implants), in our Macroplastique product. However, since the controversies in the United States surrounding the use of silicone in breast implants have been so widespread and resulted in such extensive litigation, there can be no assurance that the use by us and others of solid silicone in medical devices implanted in the human body will not result in controversies, or even litigation. There can be no assurance that studies or research unknown to date will not some day cast doubt in the mind of the public on the safety of our products and the appropriateness of their intended use.

We expect competitors will attempt to portray silicone as an undesirable feature of Macroplastique, and the effects of such efforts cannot be predicted at this time. The earlier silicone controversies may adversely affect our ability to market Macroplastique in the United States if and when we receive pre-market approval from the FDA.

Research and Development Expenses in Fiscal Year 2000; Expected Losses. Our future success will depend upon, among other factors, our ability to introduce and market Macroplastique on a timely basis in the United States, and to that end, we have committed the largest portion of the proceeds resulting from our private placement of Common Stock in May and June of 1998. Although we realized net income during fiscal years 1997 through 1999, we expect to incur significant operating losses in fiscal years 2000 and 2001 due largely to the significant costs associated with clinical trials and other aspects of the FDA approval process. The development and commercialization by us of Macroplastique and other products in the United States will require substantial additional product development, clinical, regulatory and other expenditures for the foreseeable future.

Need for Additional Capital. We anticipate the net proceeds received from our private placement in May and June 1998, together with cash flow from operations, will be sufficient to fund the investigational device exemption clinical studies in the U.S. for Macroplastique. However, if product sales or expenses differ from expected levels, we may require additional financing to complete the investigational device exemption clinical study and pre-market approval application for Macroplastique. Further, we will need additional funds in order to introduce Macroplastique to the U.S. for female SUI, as well as for vesicoureteral reflux and male incontinence markets because separate regulatory approval is needed for each of these indications. There can be no assurance that additional capital will be available to us when needed or on terms acceptable to us. The net proceeds of our private placement of shares in May and June 1998, together with our existing capital resources and any funds provided by future operations, will likely not be sufficient to fund new product development, and funds for such purpose may not be available, on reasonable terms, and there can be no assurance that other sources of funding will be available. If equity capital is needed by us in the future, we would attempt to obtain it on terms we consider favorable, but the demands of the business and the nature of financial markets at the time may be such that any resulting issuance of equity securities would result in dilution to then existing shareholders.

Lack of Marketability and Registration in All States. We are not required, and do not intend, to register the shares in all states in which the holders of the shares or options may presently or in the future reside.

Highly Competitive Industry. Competition in the urinary incontinence management and treatment products market is fierce. The medical condition treated by using our product also may be managed or treated using a variety of alternative products or techniques, including adult diapers, absorbent pads, behavior therapy, pelvic muscle exercises, drugs, surgery, implantable devices, other injectable bulking agents and other medical devices. There is no assurance our products will be a substitute for such alternative products or techniques or that advancements in these alternative products or techniques will not make our products obsolete. In addition, we believe some of our competitors who do not currently have injectable bulking agents are attempting to develop injectable bulking agents which will directly compete with Macroplastique. Many of our existing as well as potential competitors have substantially greater capital resources, name recognition, distribution capabilities, well-known and well-established product lines and larger marketing, research and development staffs and facilities than us. These competitors may also have greater expertise than us in research and development, manufacturing, marketing and sales and regulatory affairs. There can be no assurance that we and Macroplastique will be able to compete effectively with such alternative products or techniques or with such competitors and potential competitors.

In addition, our ability to compete in the urinary incontinence treatment market will depend primarily upon physician, patient and healthcare payer acceptance of Macroplastique as a safe, effective and cost-effective treatment for urinary incontinence. Our ability to compete in this market will also depend upon product pricing and the consistency of our product quality and delivery. Other factors within or outside our control include our product development and innovation capabilities, ability to obtain required regulatory approvals, ability to protect our proprietary technology, manufacturing and marketing capabilities and ability to attract and retain skilled employees.

Risks and Effects of Technological Developments. We compete in a market characterized by technological innovation, extensive research efforts and significant competition. Improvements in existing treatment options or developments of new treatment methods may have a material adverse effect on our ability to increase sales of Macroplastique and successfully commercialize any future products and may render such products noncompetitive or obsolete. Other companies are currently engaged in the development of products and innovative methods for treating stress urinary incontinence that are similar to, or compete with, Macroplastique. Significant developments by any of these companies or advances by medical researchers at universities, government research facilities or private research laboratories could eliminate the market for Macroplastique or otherwise render Macroplastique obsolete. Although technological change has not had a direct material impact on us in recent years, the potential that such a change might occur is a continuing risk for us.

Risk of Product Liability; No Assurance Insurance is Adequate. The medical products industry is subject to substantial litigation. As a manufacturer of an implantable medical product, we face an inherent business risk of exposure to product liability claims in the event that the use of our product is alleged to have resulted in adverse effects to a patient. We maintain product liability insurance in the amount of $2,000,000 per year, aggregate and per occurrence, but there can be no assurance that such coverage limits are adequate to protect us from any liabilities which we might incur in connection with the clinical trials and commercialization of Macroplastique or any other product. Such insurance is expensive and in the future may not be available on acceptable terms, if at all. Furthermore, we may not receive insurance coverage for claims of costs and losses resulting from any recall of our products due to alleged defects, whether such a recall is instituted by us or required by a regulatory agency. Consequently, a product liability claim, recall or other claim with respect to uninsured liabilities or claims and/or losses in excess of insured liabilities could have a material adverse effect on our business, financial condition and results of operations.

Uncertainty of Future Market Acceptance. We currently sell Macroplastique in Europe and other foreign countries. Acceptance of Macroplastique by physicians in preference to other treatment options, including other bulking agents, will depend upon the demonstration of its safety and effectiveness, relative performance of Macroplastique compared to other market approved products, ease of use and relative cost compared to other bulking agents and treatment alternatives. Physicians may elect not to prescribe treatment using Macroplastique unless adequate reimbursement from health care payers is available. Health care payer acceptance of a treatment utilizing Macroplastique will require, among other things, evidence of the cost effectiveness of this treatment as compared to other treatment options. There can be no assurance that the acceptance of Macroplastique by urological and gynecological health care providers will continue to grow in Europe and other areas where Macroplastique is already used.


We do not sell Macroplastique in the United States. There can be no assurance that Macroplastique will achieve any significant degree of market acceptance in the United States among physicians, health care payers or patients, even if the safety and effectiveness of Macroplastique is established in the United States and the necessary regulatory approvals are obtained. Even if those approvals were granted, our future success in the United States market would be entirely dependent on the successful commercialization and market acceptance of Macroplastique. Accordingly, any delay or failure by us in demonstrating that Macroplastique is safe and effective, obtaining favorable results from clinical studies, receiving required regulatory approvals to market Macroplastique or achieving significant market acceptance of Macroplastique in the United States among physicians, health care payers and/or patients would have a material adverse effect on our business, financial condition and results of operations. In addition, the earlier controversies surrounding silicone, and possible lingering public concerns about it, could impede the acceptance of Macroplastique.

Dependence on Key Personnel. Our success depends to a significant degree upon the continued contributions of our key management personnel, including Daniel G. Holman, President, CEO and Chairman. We believe that our future success will depend in large part on our ability to attract and retain highly skilled managerial, engineering, operations and marketing personnel who are in great demand. Failure to attract and retain key personnel could have a material adverse effect on our ability to effectively manage our worldwide consolidated operations and our resulting financial condition and results of operations. We do not maintain key person life insurance for any of our employees.

Risks Associated with International Operations; Currency Risks. At this time, we only sell Macroplastique outside the United States through our wholly-owned foreign subsidiaries. Sales and operations outside of the United States are subject to certain inherent risks, including, without limitation, fluctuations in the value of the U.S. dollar relative to foreign currencies, tariffs, quotas, taxes and other market barriers, political and economic instability, restrictions on the import and export of technology, difficulties in staffing and managing international operations, difficulties in obtaining work permits for employees, difficulties in collecting receivables, potentially adverse tax consequences, potential language barriers, and difficulties in operating in a different culture and legal system. There can be no assurance that any of these factors will not have a materially adverse effect on our financial condition or results of operations. In particular, because our international sales are denominated primarily in Dutch guilders, currency fluctuations in countries where we do business may render our products less price competitive than those of competing companies whose sales are denominated in weaker currencies. We report our financial results in U.S. dollars, and fluctuations in the value of either the dollar or the currencies in which we transact business can have a negative impact on its financial condition or results of operations. Consequently, we do have exposure to foreign currency exchange risks. We attempt to lessen that exposure by keeping to a minimum the amount of time that trade payables and receivables are outstanding and by denominating sales of our products in a currency which historically has been more stable than other foreign currencies. However, there can be no assurance that historical stability of any currency is any indication of its future stability.

Dependence on Suppliers. We currently purchase all raw materials from single sources. Alternative suppliers for these materials exist should the current suppliers discontinue production or distribution. However, we would need to complete additional testing to qualify the materials obtained from any new suppliers. Additionally, limited notice of the need to switch suppliers for any of these materials could result in production delays and inventory depletion.
We have not experienced any shortage of these materials to date; however, no assurance can be given that shortages of these materials will not be experienced in the future.

Limited Public Market for Common Stock; Possible Stock Price Volatility. Announcements of new products and services by us or our competitors, technological innovations, disputes regarding patents or other proprietary rights, regulatory developments and economic and other external factors, as well as period-to-period fluctuations in our financial results, could cause the market price of our Common Stock to fluctuate significantly. In addition, the stock market in general and, in particular the market prices for medical technology companies, have historically experienced significant volatility which has affected the market price of securities of many companies and which has sometimes been unrelated to the operating performance of such companies. Such volatility may adversely affect the market price of our Common Stock.

Absence of Long-Term Human Clinical Studies. Although we are currently conducting a controlled human clinical trial pursuant to an investigational device exemption approved by the FDA and although we believe that Macroplastique is safe when used as recommended by us, no controlled human clinical studies have yet been completed on this product. Accordingly, no assurance can be given that Macroplastique, even when used as recommended, will have the effects intended or will not have adverse effects over a patient's lifetime. For example, there can be no assurance as to whether or how frequently patients will require additional injections of Macroplastique and whether any such additional injections will be effective or will have a negative effect on physician, payer or patient acceptance.

Fluctuations In Quarterly Operating Profit and Net Income. We may experience variability in our net sales and operating profit on a quarterly basis as a result of many factors, including, among others, buying habits of European health care providers, size and timing of orders by certain customers, shifts in demand for types of products, technological changes and industry announcements of new products. If revenues do not meet expectations in any given quarter, operating results may be materially adversely affected. We may, in addition, experience variability in our net income on a quarterly basis as a result of many factors, including currency fluctuations. As a result of these potential fluctuations in quarterly results, period-to-period comparisons of our financial results should be approached cautiously.

Potential Control of Company by a Small Number of Persons. The officers and directors of Uroplasty combined own 19% of our outstanding shares (if they exercise all their options) and one officer/director shareholder owns 6% of our outstanding shares. One shareholder who is neither an officer or director owns an additional 16% of our outstanding shares. If all of such persons cooperated, they could potentially have the ability to elect our Board of Directors and affect control of Uroplasty.

Possible Adverse Market Effect of Shares Eligible for Future Sale. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of outstanding options and warrants) in the public market could have an adverse effect on the price of our common stock. Such sales may also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we would deem appropriate.

Possible Adverse Effect of Anti-Takeover Provisions and Staggered Board. As a Minnesota corporation, we are subject to certain anti- takeover provisions of the Minnesota Business Corporation Act. The authority of the Board with regard to the anti-takeover provisions of such Act could have the effect of delaying, deferring or preventing a change in control of Uroplasty, may discourage bids for our common stock at a premium over the then prevailing market price of the Common Stock, and may adversely affect the market price of, and the voting and other rights of the holders of, Common Stock. Should we issue additional shares, whether for purposes of raising additional capital or otherwise, it could have the effect of making a takeover more difficult.

Our Articles of Incorporation and Bylaws include certain provisions (the "Staggered Board Provisions") for staggering the election of the members of our Board of Directors. The Board is divided into three classes with each class serving for an independent term. The classification of directors is intended to make it more difficult to change the composition of the Board. At least two shareholders' meetings, instead of one, will generally be required for shareholders to effect a change in control of the Board. The Staggered Board Provisions will apply to every election of directors, whether or not a change in the Board, in the opinion of some or a majority of our shareholders, would be desirable. The Staggered Board Provisions relating to the removal of directors and the filling of vacancies are designed to protect the staggered Board structure in the event a third party gains control of a majority of our voting power and could discourage an attempt to gain control of Uroplasty.

Applicability of "Penny Stock Rules"; Possible Impact on Liquidity of Stock. Our Common Stock is presently considered a "penny stock" under applicable rules and is not traded on the NASDAQ Small Cap market. If we fail to become listed on NASDAQ or, after such listing, fail to satisfy the NASDAQ requirements to maintain listing on NASDAQ in the future, our Common Stock will likely continue to be quoted only in the local over-the-counter "pink sheets" market (which may include, as it presently does, the NASDAQ Bulletin Board market). The public trading market for our Common Stock could be adversely affected by such limited quotation, and there would likely be fewer market makers for our stock, less interest by potential institutional investors and less coverage by analysts and the financial media.

In order to be listed in the NASDAQ Small Cap Market, we would need $4,000,000 in net tangible assets, a minimum bid price of $4.00 per share for at least 30 calendar days and three market makers, as well as meet certain other requirements. As of September 30, 1999, we had over $5,000,000 in net tangible assets, the recent bid prices per share for its Common Stock has been in the range of $2.00 to $3.00 per share and we had only one market maker. We intend to apply for listing on the NASDAQ Small Cap Market when we meet the share price and market maker requirements, and we will continue our efforts to expand our business in a prudent manner so that our chances of reaching those goals are increased.

In addition, as long as our Common Stock continues not to be listed in the NASDAQ Small Cap Market, we will be subject, as we presently are, to SEC rules under the Securities Exchange Act of 1934 relating to "penny stocks." The "penny stock rules", which apply to companies whose Common Stock trades at less than $5.00 per share, require brokers who sell securities subject to such rules to persons other than established customers and "institutional accredited investors" to complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning the risks of trading in the security. The application of these rules may restrict the ability of brokers to sell our Common Stock, may adversely affect the liquidity of the shares, and may affect the ability of purchasers to sell the shares in the secondary market.

No Dividends. We have never paid any cash dividends on our Common Stock and do not anticipate paying such dividends for the foreseeable future.

Net Operating Loss Carryforwards; Effect of International Operations on Tax Position. As of March 31, 1999, we had net operating loss carryforwards for U.S. income tax reporting purposes of approximately $2,414,000, which can be used to offset U.S. taxable income in future years. A sale of our voting common stock, combined with sales of such shares during the prior three years, including the private equity offering in 1998, could cause a change in ownership under Section 382 of the Internal Revenue Code of 1996. Application of Section 382 would limit the annual use of our U.S. net operating loss carryforwards existing as of the date of the ownership change. Notwithstanding the application of Section 382, it is not anticipated that any limitation would have a material adverse effect on us.

We have significant operations in the United States and internationally. United States net operating loss carryforwards cannot be used to offset taxable income in foreign jurisdictions. Furthermore, repatriation of dividends to the U.S. parent may result in additional foreign or U.S. taxes.

MATERIAL CHANGES

Reference is made to the documents or reports filed with the SEC, subsequent to the date hereof, all of which are incorporated herein by reference and described under "Incorporation of Information by Reference," above. A copy of any of such documents or reports is available directly from the SEC or from the Company.

PLAN OF OFFERING

All of the shares offered are owned or will be owned by the Selling Shareholders. None of the shares offered hereby is owned by the Company, and the Company will receive none of the proceeds of any of the shares offered hereby.

The selling shareholders may from time to time offer and sell their shares of common stock offered by this prospectus. We have registered their shares for resale to provide them with freely tradable securities. However, registration does not necessarily mean that they will offer and sell any of their shares.

Selling shareholders will make their own arrangements for sale of any of the shares offered hereby and will be responsible for all sales and brokerage
commissions associated with such sales.   The Company will bear the other costs
of registration, such as legal, accounting, filing fees, printing expenses and the like.

The selling shareholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their shares of common stock in the following manner:

-- on the Nasdaq Stock Market's National or Small Cap Market if our common stock is so traded at the time of sale;

-- in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price;

-- a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-- ordinary brokerage transactions and transactions in which the broker solicits purchasers.

The Company has no control over and no knowledge of the broker-dealer firms that may be used by Selling Shareholders in making sales of shares hereunder.

USE OF PROCEEDS

We are registering the shares of common stock offered by this prospectus for the account of the selling shareholders identified in the section of this prospectus entitled "Selling Shareholders". When the selling shareholders offer and sell their shares of common stock, all of the net proceeds from the sale of the shares of common stock will belong to the shareholders. We will not receive any part of the proceeds from the sale of any of the shares. All of the shares offered are owned by the selling shareholders, and none of the proceeds from sales of the shares will become our property.

SELLING SHAREHOLDERS

All of the shares of the Company's Common Stock offered hereby are being offered by certain shareholders of the Company (referred to herein as the "Selling Shareholders"), all of whom are affiliates of the Company.

The names of the Selling Shareholders are listed below. Each of such persons has held a position or office or has had a material relationship with the Company within the past three years. The position or office which each of such persons has held with the Company, and the number of shares of the Company's Common Stock owned by each of such persons as of a recent date is contained in the Company's Proxy Statement, dated July 9, 1999, which is incorporated by reference and available upon request.

This Prospectus pertains only to shares which such persons may acquire upon exercise of options which may be granted under either the 1995 Plan or the 1997 Plan. As of the date hereof, such persons held the number of options under such Plans set forth opposite their respective names below:

Name                     Position                 Number of Options
Daniel G. Holman         officer                  185,000
Susan Hartjes Holman     officer                  140,000
Donald A. Major          officer                   80,000
Larry Heinneman          officer                   50,000
Chris Harris             officer                   65,000
Arie Koole               officer                   56,200
R. Patrick Maxwell       director                 105,000
Joel R. Pitlor           director                 105,000
Alex Gerwer              director                  60,000

               TOTAL                              846,200

This offering will not affect the number of shares of common stock or common stock equivalents outstanding nor the number of shares of common stock or percentage of ownership which persons, other than the selling shareholders, beneficially own. Because the selling shareholders may sell all, part or none of their shares of common stock pursuant to this prospectus and this offering is not being underwritten on a firm commitment basis, we cannot estimate the number and percentage of shares of common stock that the selling shareholders will hold at the end of this offering.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for the Company by Keller & Lokken, P.A., 332 Minnesota Street, First National Bank Building, Suite W-790, St. Paul, Minnesota 55101.

EXPERTS

The financial statements of the Company as of March 31, 1999, and 1998, and for each of the years in the two-year period ended March 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

The Company has filed with the Washington Office of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement, including the exhibits thereto. Copies of such materials may be examined without charge at the Commission's Washington Office, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such materials may be obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. The statements contained in this Prospectus as to the contents of any contracts or other documents filed as an exhibit are of necessary brief descriptions thereof and are not necessarily complete; each such statement is qualified in its entirety by reference to such contract or document.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Pursuant to applicable Rules of the Securities and Exchange Commission, the following documents are incorporated by reference in the Registration Statement:

1. Form 10-KSB, Annual Report of the Registrant for the fiscal year ended March 31, 1999.

2. Form 10-QSB, Quarterly Report of the Registrant for the fiscal quarter ended June 30, 1999.

3. Form 10-QSB, Quarterly Report of the Registrant for the fiscal quarter ended September 30, 1999.

4. Form 10-QSB, Quarterly Report of the Registrant for the fiscal quarter ended December 31, 1999.

5. Item 11 of Form 10 of the Registrant, dated July 10, 1996, Exchange Act File No. 000-20989, or comparable section, whichever is applicable, concerning "Description of Registrant's Securities to be Registered", and any amendment or report filed for the purpose of updating such description.

6.  Proxy Statement of the Registrant, dated July 9, 1999.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of any of such documents; such incorporation by reference to continue as stated until the Registrant files a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

As provided in Item 3 of Form S-8, the above documents are not required to be filed with this Registration Statement on Form S-8. Any person desiring to obtain a copy, without charge, of any one or more of the aforementioned documents, should write or call Donald A. Major, CFO of the Company, at 2718 Summer Street NE, Minneapolis, Minnesota, 55413, telephone 612/378-1180, e-mail dmajor@uroplasty.com

Item 4.  Description of Securities.  Not applicable.

Item 5.  Interests of Named Experts and Counsel.  Not applicable.

Item 6.  Indemnification of Directors and Officers.

Under Sections 302A.161(1) and (22), and Section 302A.521, Minnesota Statutes, the Registrant is required to indemnify its directors, officers, employees, and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended, unless its Articles of Incorporation or Bylaws prohibit or limit such indemnification. The Registrant's Articles of Incorporation and Bylaws do not contain any such prohibition or limitation. Article five of the Registrant's Bylaws, incorporated by reference as Exhibit 3.2, requires indemnification to the full extent required by Minnesota law.

The general effect of such provisions is to relieve the directors and officers of the Registrant from personal liability which may be imposed for certain acts performed in their capacity as directors or officers of the Registrant, except where such persons have not acted in good faith.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

(a) Exhibits required by or referenced in Item 6.1 of Regulation S-B and filed with this Registration Statement.

5.1  Opinion of Keller & Lokken, P.A. regarding legality of securities.
10.1  Uroplasty, Inc. 1995 Stock Option Plan, as amended December 7, 1999.
10.2 Uroplasty, Inc. 1997 Stock Option Plan, as amended, July 27, 1999 and December 7, 1999.
23.1  Consent of KPMG LLP, Independent Certified Public Accountants.
23.2 Consent of Keller & Lokken, P.A. Contained in Exhibit 5.1 to this Registration Statement.

(b) Exhibits required by or referenced in Item 6.1 of Regulation S-B and incorporated by reference.

13.1 Form 10-KSB, Annual Report of the Registrant for the fiscal year ended March 31, 1999.
13.2 Form 10-QSB, Quarterly Report of the Registrant for the fiscal quarter ended June 30, 1999.
13.3 Form 10-QSB, Quarterly Report of the Registrant for the fiscal quarter ended September 30, 1999.
13.4 Form 10-QSB, Quarterly Report of the Registrant for the fiscal quarter ended December 31, 1999.
13.4 Item 11 of Form 10 of the Registrant, dated July 10, 1996, Exchange Act File No. 000-20989, or comparable section, whichever is applicable, concerning "Description of Registrant's Securities to be Registered", and any amendment or report filed for the purpose of updating such description.
20.1  Proxy Statement, dated July 9, 1999, of the Registrant, filed pursuant to
Section 14 of the Exchange Act.

Item 9.  Undertakings.

(a) Undertaking pursuant to Item 512(a) of Regulation S-B: Rule 415 Offering. The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement;

iii. To include any additional or changed material information on the plan of distribution;

Provided, however, that the foregoing paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the _____th day of February, 2000.

      Uroplasty, Inc.


       ______________________________________
      By: Daniel G. Holman, Its Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature               Title                                    Dated:


__________________  Chairman, President,  Chief Executive    February __, 2000
Daniel G. Holman    Officer, Director (Principal Executive
                    Officer)

__________________  Chief Financial Officer, Secretary       February __, 2000
Donald A. Major     (Principal Financial Officer)

__________________  Controller (Principal                    February __, 2000
Arie Koole          Accounting Officer)

__________________  Director                                 February __, 2000
Joel R. Pitlor

__________________  Director                                 February __, 2000
R. Patrick Maxwell

__________________  Director                                 February __, 2000
Alex Gerwer


The Plan.	Not applicable.

                          Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 10th day of February, 2000.

Uroplasty, Inc.


      /s/ Daniel G. Holman
      By: Daniel G. Holman, Its Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature             Title                                      Dated:


/s/ Daniel G. Holman  Chairman, President, Chief Executive  February 10, 2000
Daniel G. Holman      Officer, Director (Principal Executive
                      Officer)

/s/ Donald A. Major   Chief Financial Officer, Secretary    February 10, 2000
Donald A. Major       (Principal Financial Officer)

/s/ Arie Koole        Controller (Principal                 February 10, 2000
Arie Koole            Accounting Officer)

/s/ Joel R. Pitlor    Director                              February 10, 2000
Joel R. Pitlor

/s/ R. Patrick Maxwell  Director                            February 10, 2000
R. Patrick Maxwell

/s/ Alex Gerwer       Director                              February 10, 2000
Alex Gerwer


The Plan.	Not applicable.

Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Uroplasty, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


 /s/KPMG LLP
Minneapolis, Minnesota
February 11, 2000

Exhibit 5.1

[KELLER & LOKKEN LETTERHEAD]


February 14, 2000



Uroplasty, Inc.
2718 Summer Street NE
Minneapolis, MN 55413

     Re:  Sale of up to 1,698,000 Shares of Common Stock

Dear Sir/Madam:

We are acting as special legal counsel to Uroplasty, Inc., (the "Company") in connection with the proposed public offer and sale of up to 1,698,000 Shares of the Company's Common Stock (hereinafter referred to as the "Shares") pursuant to the Company's 1995 Stock Option Plan as amended December 7, 1999, and its 1997 Stock Option Plan, as amended July 27, 1999 and December 7, 1999. The Shares will be issued and sold by the Company pursuant to the terms and conditions set forth in the Company's Registration Statement on Form S-8, under the Securities Act of 1933, to be filed on or about February 14, 2000, (as so filed, the "Registration Statement").

In acting as counsel for the Company, and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

Based upon the foregoing, it is our opinion that:

1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

2. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms and conditions stated in the Registration Statement, will be validly issued, fully-paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as a part of the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which forms part of the Registration Statement.

                         Very truly yours,

                         KELLER & LOKKEN, P.A.



                        By /s/ Richard P. Keller
                         Richard P. Keller

RPK/clm


Exhibit 10.1

UROPLASTY, INC.

1995 STOCK OPTION PLAN
As Amended December 7, 1999

  1.  PURPOSE

  The purpose of this Stock Option Plan (the "Plan") is to promote the interests of UROPLASTY, INC., a Minnesota Corporation (the "Company"), by providing employees of the Company with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to contribute to the Company's continued success and growth. In addition, the opportunity to acquire a proprietary interest in the Company by the offering and availability of stock options will assist the Company in attracting and retaining key personnel of outstanding ability.

  2.  DEFINITIONS

  Wherever used in the Plan, the following terms have the meanings set forth below:

  2.1  "Board" means the Board of Directors of the Company.

  2.2 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

  2.3 "Committee" means the Committee which may be designated from time to time by the Board pursuant to Section 3.5 of the Plan.

  2.4 "Non-Statutory Stock Option" or "NSO" means a stock option to purchase stock that does not qualify as an incentive stock option as defined in
Section 422 of the Code.

  2.5 "Option" means, where required by the context of the Plan, a NSO granted pursuant to the Plan.

  2.6 "Optionee" means a Participant in the Plan who has been granted one or more Options under the Plan.

  2.7 "Participant" means an individual described in Section 5 of this Plan who may be granted Options under the Plan.

  2.8  "Stock" means the Common Stock, $.01 par value, of the Company.

  2.9 "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.


  3.  ADMINISTRATION

  3.1 The Plan shall be administered by the Board, which shall have full power, subject to the provisions of the Plan, to grant Options, construe and interpret the Plan, establish rules and regulations with respect to the Plan and Options granted hereunder, and perform all other acts, including the delegation of administrative responsibilities, that it believes reasonable and necessary.

  3.2 The Board shall have the sole discretion, subject to the provisions of the Plan, to determine the Participants eligible to receive Options pursuant to the Plan and the amount, type and terms of any Options and the terms and conditions of option agreements relating to any Option.

  3.3 The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem necessary to carry out the terms of the Plan.

  3.4 Any decision made, or action taken, by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final, conclusive and binding upon Optionees.


  3.5 The Board may designate a Committee from time to time to administer the Plan. If designated, the Committee shall be composed of not less than three persons (who need not be members of the Board) who are appointed from time to time by the Board. If the Board has appointed a Committee pursuant to this
Section 3.5, then the Committee may administer the Plan and exercise all of the rights and powers granted to the Board in this Plan including, without limitation, the right to grant Options pursuant to the Plan and to establish the Option price as provided in the Plan.

  4.  SHARES SUBJECT TO THE PLAN

  4.1 Number. The total number of shares of Stock reserved for issuance upon exercise of Options under the Plan is one million (1,000,000). Such shares shall consist of authorized but unissued Stock. If any Option granted under the Plan lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such Option may again be made subject to Options under the Plan.

  4.2 Changes in Capitalization. In the event of any change in the outstanding shares of Stock in the Company by reason of any stock dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares or rights offering to purchase stock at a price substantially below fair market value or other similar corporate change, the aggregate number of shares which may be subject to Options under the Plan and the terms of any outstanding Option, including the number and kind of shares subject to such Options and the purchase price per share thereof, shall be appropriately adjusted by the Board, consistent with such change and in such manner as the Board, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. Notwithstanding the preceding sentence, in no event shall any fraction of a share of Stock be issued upon the exercise of an Option.

  5.  ELIGIBLE PARTICIPANTS

  Non-Statutory Stock Options may be granted pursuant to the Plan to
(i) any employee of the Company or any Subsidiary, including any officer or director who is also an employee of the Company or any Subsidiary, (ii) any non-employee director of the Company or any Subsidiary and (iii) any consultant to, or other independent contractor of, the Company.

  6.  GRANT OF OPTIONS

  6.1 Subject to the terms, conditions and limitations set forth in this Plan, the Company, by action of its Board, may from time to time grant Options to purchase shares of the Company's Stock to those eligible Participants as may be selected by the Board, in such amounts and on such other terms as the Board in its sole discretion shall determine. Such Options shall be "Non-Statutory Stock Options" that, when granted, do not qualify as incentive stock options under
Section 422 of the Code. The date on which the Board approves the granting of an Option shall be the date of grant of such Option. Each grant of an Option under the Plan shall be evidenced by a written stock option agreement between the Company and the Optionee setting forth the terms and conditions, not inconsistent with the Plan, under which the Option so granted may be exercised pursuant to the Plan and containing such other terms with respect to the Option as the Board in its sole discretion may determine.

  6.2 Change in Control. If a change in control occurs, the exercisability of all outstanding options, including those subject to vesting and/or performance targets, will automatically accelerate immediately before the effective date of the change in control. This means that all options outstanding immediately before the effective date of the change in control shall become fully exercisable for all of the shares of common stock subject to each option at that time.

  A change in control is defined as:

    (i) a third person, including a syndicate or group deemed to be a person under Section 13(d)(3) of the Exchange Act, becomes the beneficial owner (as so determined) of Stock having thirty percent (30%) or more of the total number of votes which may be cast for the election of members of the Board;

    (ii) all or substantially all of the assets and business of the Company are sold, transferred or assigned to, or otherwise acquired by, any other entity or entities; or

    (iii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are members of the Board before any such transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

  Notwithstanding the foregoing, in no event shall the distribution of stock in a subsidiary by the Company to its stockholders be deemed a Change in Control.

  7.  OPTION PRICE AND FORM OF PAYMENT

  The purchase price for a share of Stock subject to an Option granted hereunder shall not be less than 100% of the fair market value of the Stock. For purposes of this Section 7, the "fair market value" of the Stock shall be determined as follows:

  (a) If the Stock of the Company is listed or admitted to unlisted trading privileges on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock, or if no sale is made on such day, the closing bid price for such day on such exchange;

  (b) If the Stock is not listed or admitted to unlisted trading privileges on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock as reported on the NASDAQ National Market System on such day, or if no sale is made on such day, the closing bid price for such day as entered by a market maker for the Stock;

  (c) If the Stock is not listed on a national securities exchange, is not admitted to unlisted trading privileges on any such exchange, and is not eligible for inclusion in the NASDAQ National Market System, the fair market value on any given day shall be the average of the closing representative bid and asked prices as reported by the National Quotation Bureau, Inc. or, if the Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, then as reported in any publicly available compilation of the bid and asked prices of the Stock in any over-the-counter market on which the Stock is traded; or

  (d) If there exists no public trading market for the stock, the fair market value on any given day shall be an amount determined in good faith by the Board in such manner as it may reasonably determined in its discretion, provided that such amount shall not be less than the book value per share, as reasonably determined by the Board as of the date of determination, or less than the par value of the Stock.

  Except as provided herein, the purchase price of each share of Stock purchased upon the exercise of any Option shall be paid:

  (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

  (b) at the discretion of the Board, through the delivery of shares of Stock, which have been held by the option holder for one hundred eighty (180) days or more and have an aggregate fair market value (as determined in the manner provided under this Plan) equal to the Option price;

  (c) at the discretion of the Board, by a combination of both (a) and (b) above; or

  (d) by such other method as may be permitted in the written stock option agreement between the Company and the Optionee.

  If such form of payment is permitted, the Board shall determine procedures for tendering Stock as payment upon exercise of an Option and may impose such additional limitations and prohibitions on the use of Stock as payment upon the exercise of an Option as it deems appropriate.

  8.  EXERCISE OF OPTIONS

  8.1 Manner of Exercise. An Option, or any portion thereof, shall be exercised by delivering a written notice of exercise to the Board and paying to the Company the full purchase price of the Stock acquired upon the exercise of the Option. Until certificates for the Stock acquired upon the exercise of an Option are issued to an Optionee, such Optionee shall not have any rights as a shareholder of the Company.

  8.2 Limitations and Conditions on Exercise of Options. In addition to any other limitations or conditions contained in this Plan or that may be imposed by the Board from time to time or in the stock option agreement to be entered into with respect to Options granted hereunder, the following limitations and conditions shall apply to the exercise of Options granted under this plan:

  8.2.1 No Incentive Stock Option may be exercisable by its terms after the expiration of five (5) years from the date of the grant thereof.

  8.2.2 No Incentive Stock Option granted to an eligible Participant then owning more than 10% of the voting power of all classes of the Company's stock may be exercisable by its terms after the expiration of five years from the date of the grant thereof.

  9.  INVESTMENT PURPOSES

  Unless a registration statement under the Securities Act of 1933 is in effect with respect to Stock to be purchased upon exercise of Options to be granted under the Plan, the Company shall require that an Optionee agree with and represent to the Company in writing that he or she is acquiring such shares of Stock for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of such shares of Stock other than by transfers which may occur by will or by the laws of descent and distribution, and no shares of Stock may be transferred unless, in the opinion of counsel of the Company, such transfer would be in compliance with applicable securities laws. In addition, unless a registration statement under the Securities Act of 1933 is in effect with respect to the Stock to be purchased under the Plan, each certificate representing any shares of Stock issued to an Optionee hereunder shall have endorsed thereon a legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND WITHOUT REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTION(S) CONTAINED THEREIN. NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SAID LAWS UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER SAID LAWS AND, OR ANY SALES UNDER RULE 144 OF THE ACT, SUCH EVIDENCE AS IT SHALL REQUEST FOR COMPLIANCE WITH THAT RULE, OR APPLICABLE STATE SECURITIES LAWS."

  10.  TRANSFERABILITY OF OPTIONS

  No Option granted under the Plan shall be transferable by an Optionee (whether by sale, assignment, hypothecation or otherwise) other than by will or the laws of descent and distribution, and Options shall be exercisable during the Optionee's lifetime only by the Optionee.

  11.  TERMINATION OF EMPLOYMENT

  11.1 Generally. Except as otherwise provided in this Section 11 or otherwise provided in the stock option agreement between the Company and the Optionee, if an Optionee's employment with the Company or Subsidiary is terminated (hereinafter "Termination") other than by death of Disability (as hereinafter defined), the Optionee may exercise any Option granted under the Plan, to the extent the Optionee was entitled to exercise the Option at the date of Termination, for a period of three (3) months after the date of Termination or until the term of the Option has expired, whichever date is earlier.

  11.2 Death or Disability of Optionee. In the event of the death or Disability of an Optionee prior to expiration of an Option held by him or her, the following provisions shall apply:

  11.2.1 If the Optionee is at the time of his or her Disability employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Board in its sole discretion) since the date of grant of the Option, then the Option may be exercised by the Optionee until the earlier of one year following the date of such Disability or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise such Option at the time of his or her Disability. For the purpose of this Section, the term "Disability" shall have the meaning given to it in Section 22(e)(3) of the Code. The determination of whether an Optionee has a Disability within the meaning of
Section 22(e)(3) shall be made by the Board in its sole discretion.

  11.2.2 If the Optionee is at the time of his or her death employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Board in its sole discretion) since the date of grant of the Option, then the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, until the earlier of one year from the date of the Optionee's death or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise the Option at the time of death.

  11.2.3 If the Optionee dies within three (3) months after Termination, the Option may be exercised until the earlier of nine (9) months following the date of death or the expiration date of the Option, by the Optionee's estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was entitled to exercise the Option at the time of Termination.

  11.3  Breach of Other Agreements; Termination for Cause.   If the Optionee
breaches any of the Company's Employee Confidentiality, Inventions, Non-Compete and Non-Solicitation Agreement, Employee Patent and Confidential Information Agreement, any Employment Agreement, if applicable, or any similar agreement having an equivalent purpose or effect, or if the employment of an Optionee is terminated by the Company or a Subsidiary for cause, then the Board shall have the right to cancel the Options granted to the Optionee under the Plan.

  12.  AMENDMENT AND TERMINATION OF PLAN

  12.1 The Board, without approval by the shareholders of the Company, may at any time and from time to time suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as may be in the best interest of the Company.

  12.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to the Optionee under the Plan.

  13.  MISCELLANEOUS PROVISIONS

  13.1 Right to Continued Employment. No person shall have any claim or right to be granted an Option under the Plan, and the grant of an Option under the Plan shall not be construed as giving an Optionee the right to continued employment with the Company. The Company further expressly reserves the right at any time to dismiss an Optionee or reduce an Optionee's compensation with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in a stock option agreement.

  13.2 Withholding Taxes. The Company shall have the right to require that payment or provision for payment of any and all withholding taxes due upon the grant or exercise of an Option hereunder or the disposition of any Stock or other property acquired upon exercise of an Option be made by an Optionee. In connection herewith, the Board shall have the right to establish such rules and regulations or impose such terms and conditions in any agreement relating to an Option granted hereunder with respect to such withholding as the Board may deem necessary and appropriate.

  13.3 Governing Law. The Plan shall be administered in the State of Minnesota, and the validity, construction, interpretation and administration of the Plan and all rights relating to the Plan shall be determined solely in accordance with the laws of such state, unless controlled by applicable federal law, if any.

  14.  EFFECTIVE DATE

  The effective date of the Plan is March 27, 1995. No Option may be granted after March 26, 2005 provided, however, that the Plan and all outstanding Options shall remain in effect until such outstanding Options have expired or been cancelled.


Exhibit 10.2

UROPLASTY, INC.
1997 STOCK OPTION PLAN
As Amended July 29, 1999 and December 7, 1999


  1.  PURPOSE

  The purpose of this 1997 Stock Option Plan (the "Plan") is to promote the interests of UROPLASTY, INC., a Minnesota Corporation (the "Company") by providing employees of the Company with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to contribute to the Company's continued success and growth. In addition, the opportunity to acquire a proprietary interest in the Company by the offering and availability of stock options will assist the Company in attracting and retaining key personnel of outstanding ability.

  2.  DEFINITIONS

  Wherever used in the Plan, the following terms have the meanings set forth below:

  2.1  "Board" means the Board of Directors of the Company.

  2.2 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

  2.3 "Committee" means the Committee which may be designated from time to time by the Board pursuant to Section 3.5 of the Plan.

  2.4 "Incentive Stock Option" or "ISO" means a stock option which is intended to qualify as an incentive stock option as defined in Section 422 of the Code.

  2.5 "Non-Statutory Stock Option" or "NSO" means a stock option to purchase stock that does not qualify as an incentive stock option as defined in Section 422 of the Code.

  2.6 "Option" means, where required by the context of the Plan, an ISO and/or NSO granted pursuant to the Plan.

  2.7 "Optionee" means a Participant in the Plan who has been granted one or more Options under the Plan.

  2.8 "Participant" means an individual described in Section 5 of this Plan who may be granted Options under the Plan.

  2.9  "Stock" means the Common Stock, $.01 par value, of the Company.

  2.10 "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.


  3.  ADMINISTRATION

  3.1 The Plan shall be administered by the Board, which shall have full power, subject to the provisions of the Plan, to grant Options, construe and interpret the Plan, establish rules and regulations with respect to the Plan and Options granted hereunder, and perform all other acts, including the delegation of administrative responsibilities, that it believes reasonable and necessary.

  3.2 (a) The Board shall have the sole discretion, subject to the provisions of the Plan, to determine the Participants eligible to receive Options pursuant to the Plan and the amount, type and terms of any Options and the terms and conditions of option agreements relating to any Option, including vesting restrictions and minimum performance targets.

  (b) Performance targets may be based on financial criteria, such as the fair market value of Stock or other measures of financial performance of the Company, or may be based on the performance of a Subsidiary or division of the Company or the performance of a Participant.

  (c) Minimum performance targets may include (i) the achievement by the Company of a specified target earnings per share, return on equity or net income, all as adjusted to exclude items that the Board determines to be inappropriate for purposes of the Option, (ii) the Company's stock price, (iii) the achievement by a business unit of the Company of a specified target net income as adjusted to exclude items that the Board determines to be inappropriate for purposes of the Option or market share, or (iv) any combination of the goals set forth in (i) through (iii) above. If an Option is granted on such basis, the Board shall establish such goals prior to the beginning of the Company's fiscal plan year or other period during which the performance is measured. As a condition to the exercise of any Option granted under this Section 3.2 (c), the Board shall, within 120 days after the end of such period, certify in writing the goals used as the basis for any such Option and any other material terms were satisfied.

  3.3 The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem necessary to carry out the terms of the Plan.

  3.4 Any decision made or action taken by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final, conclusive and binding upon Optionees.

  3.5 The Board may designate a Committee from time to time to administer the Plan. If designated, the Committee shall be composed of not less than three persons (who need not be members of the Board) who are appointed from time to time by the Board. If the Board has appointed a Committee pursuant to this Section 3.5, then the Committee may administer the Plan and exercise all of the rights and powers granted to the Board in this Plan including, without limitation, the right to grant Options pursuant to the Plan and to establish the Option price as provided in the Plan.


  4.  SHARES SUBJECT TO THE PLAN

  4.1 Number. The total number of shares of Stock reserved for issuance upon exercise of Options under the Plan is eight hundred thousand (800,000). Such shares shall consist of authorized but unissued Stock. If any Option granted under the Plan lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such Option may again be made subject to Options under the Plan.

  4.2 Changes in Capitalization. In the event of any change in the outstanding shares of Stock in the Company by reason of any stock dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares or rights offering to purchase stock at a price substantially below fair market value or other similar corporate change, the aggregate number of shares which may be subject to Options under the Plan and the terms of any outstanding Option, including the number and kind of shares subject to such Options and the purchase price per share thereof, shall be appropriately adjusted by the Board consistent with such change and in such manner as the Board, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. Notwithstanding the preceding sentence, in no event shall any fraction of a share of Stock be issued upon the exercise of an Option.

  5.  ELIGIBLE PARTICIPANTS

  The following persons are eligible to participate in the Plan:

  5.1 Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary, including officers and directors who are also employees of the Company or any Subsidiary.

  5.2 Non-Statutory Stock Options. Non-Statutory Stock Options may be granted to (i) any employee of the Company or any Subsidiary, including any officer or director who is also an employee of the Company or any Subsidiary, (ii) any non-employee, director of the Company or any Subsidiary and (iii) any consultant to, or other independent contractor of, the Company.

  6.  GRANT OF OPTIONS

  6.1 Options to be Granted. Subject to the terms, conditions and limitations set forth in this Plan, the Company, by action of its Board, may from time to time grant Options to purchase shares of the Company's Stock to those eligible Participants as may be selected by the Board in such amounts and on such other terms as the Board in its sole discretion shall determine. Such Options may be (i) "Incentive Stock Options" so designated by the Board and which, when granted, are intended to qualify as incentive stock options as defined in Section 422 of the Code; (ii) "Non-Statutory Stock Options" so designated by the Board which, when granted, do not qualify as incentive stock options under Section 422 of the Code; or (iii) a combination of both. The date on which the Board approves the granting of an Option shall be the date of grant of such Option. Notwithstanding the foregoing, with respect to the grant of any Incentive Stock Option under the Plan the aggregate fair market value of Stock (determined as of the date of the Option is granted) with respect to which such Options are exercisable for the first time by an Optionee in any calendar year (under all such stock option plans of the Company or Subsidiaries) shall not exceed $100,000.

  6.2 Option Agreement. Each grant of an Option under the Plan shall be evidenced by a written stock option agreement between the Company and the Optionee setting forth the terms and conditions, not inconsistent with the Plan, under which the Option so granted may be exercised pursuant to the Plan and containing such other terms with respect to the Option as the Board in its sole discretion may determine.

  6.3 Change in Control. If a change in control occurs, the exercisability of all outstanding options, including those subject to vesting and/or performance targets, will automatically accelerate immediately before the effective date of the change in control. This means that all options outstanding immediately before the effective date of the change in control shall become fully exercisable for all of the shares of common stock subject to each option at that time.

  A change in control is defined as:

    (i) a third person, including a syndicate or group deemed to be a person under Section 13(d)(3) of the Exchange Act, becomes the beneficial owner (as so determined) of Stock having thirty percent (30%) or more of the total number of votes which may be cast for the election of members of the Board;

    (ii) all or substantially all of the assets and business of the Company are sold, transferred or assigned to, or otherwise acquired by, any other entity or entities; or

    (iii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are members of the Board before any such transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

  Notwithstanding the foregoing, in no event shall the distribution of stock in a subsidiary by the Company to its stockholders be deemed a Change in Control.

  7.  OPTION PRICE AND FORM OF PAYMENT

  The purchase price for a share of Stock subject to an Option granted hereunder shall not be less than 100% of the fair market value of the Stock. For purposes of this Section 7, the "fair market value" of the Stock shall be determined as follows:

  (a) If the Stock of the Company is listed or admitted to unlisted trading privileges on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock, or if no sale is made on such day, the closing bid price for such day on such exchange;

  (b) If the Stock is not listed or admitted to unlisted trading privileges on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock as reported on the National Association of Securities Dealers Automated Quotations ("NASDAQ") System on such day, or if no sale is made on such day, the closing bid price for such day as entered by a market maker for the Stock;

  (c) If the Stock is not listed on a national securities exchange is not admitted to unlisted trading privileges on any such exchange, and is not eligible for inclusion in the NASDAQ National Market System, the fair market value on any given day shall be the average of the closing representative bid and asked prices as reported by the National Quotation Bureau, Inc. or, if the Stock is not quoted on the NASDAQ System, then as reported in any publicly available compilation of the bid and asked prices of the Stock in any over-the-counter market on which the Stock is traded; or

  (d) If there exists no public trading market for the Stock, the fair market value on any given day shall be an amount determined in good faith by the Board in such manner as it may be reasonably determined in its discretion, provided that such amount shall not be less than the book value per share, as reasonably determined by the Board as of the date of determination, or less than the par value of the Stock.

Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to any Optionee then owning more than 10% of the voting power of all classes of the Company's stock, the purchase price per share of the Stock subject to such Option shall not be less than 110% of the fair market value of the Stock on the date of grant of the Incentive Stock Option, determined as provided above.

Except as provided herein, the purchase price of each share of Stock purchased upon the exercise of any Option shall be paid:

  (a) In United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

  (b) At the discretion of the Board, through the delivery of shares of Stock, which have been held by the option holder for one hundred eighty
(180) days or more and have an aggregate fair market value (as determined in the manner provided under this Plan) equal to the Option price;

  (c)  At the discretion of the Board, by a combination of both (a) and
(b) above; or

  (d) By such other method as may be permitted in the written Stock Option Agreement between the Company and the Optionee.

  If such form of payment is permitted, the Board shall determine procedures for tendering Stock as payment upon exercise of an Option and may impose such additional limitations and prohibitions on the use of Stock as payment upon the exercise of an Option as it deems appropriate.

  8.  EXERCISE OF OPTIONS

  8.1 Manner of Exercise. An Option, or any portion thereof, shall be exercised by delivering a written notice of exercise to the Board and paying to the Company the full purchase price of the Stock acquired upon the exercise of the Option. Until certificates for the Stock acquired upon the exercise of an Option are issued to an Optionee, such Optionee shall not have any rights as a shareholder of the Company.

  8.2 Limitations and Conditions on Exercise of Options. In addition to any other limitations or conditions contained in this Plan or which may be imposed by the Board from time to time or in the Stock Option Agreement to be entered into with respect to Options granted hereunder, the following limitations and conditions shall apply to the exercise of Options granted under this Plan:

  (a) No Incentive Stock Option may be exercisable by its terms after the expiration of five years from the date of the grant thereof.

  (b) No Incentive Stock Option granted to an eligible Participant then owning more than 10% of the voting power of all classes of the Company's Stock may be exercisable by its terms after the expiration of five years from the date of the grant thereof.

  9.  INVESTMENT PURPOSES

  Unless a registration statement under the Securities Act of 1933 is in effect with respect to Stock to be purchased upon exercise of Options to be granted under the Plan, the Company shall require an Optionee agree with and present to the Company in writing he or she is acquiring such shares of Stock for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of such shares of Stock other than by transfers which may occur by will or by the laws of descent and distribution, and no shares of Stock may be transferred unless, in the opinion of counsel of the Company, such transfer would be in compliance with applicable securities laws. In addition, unless a registration statement under the Securities Act of 1933 is in effect with respect to the Stock to be purchased under the Plan, each certificate representing any shares of Stock issued to an Optionee hereunder shall have endorsed thereon a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND WITHOUT REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTION(S) CONTAINED THEREIN. NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SAID LAWS UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER SAID LAWS AND, OR ANY SALES UNDER RULE 144 OF THE ACT, SUCH EVIDENCE AS IT SHALL REQUEST FOR COMPLIANCE WITH THAT RULE, OR APPLICABLE STATE SECURITIES LAWS.

  10.  TRANSFERABILITY OF OPTIONS

No Option granted under the Plan shall be transferable by an Optionee (whether by sale, assignment, hypothecation or otherwise) other than by will or the laws of descent and distribution, and Options shall be exercisable during the Optionee's lifetime only by the Optionee.

  11.  TERMINATION OF EMPLOYMENT

  11.1 Generally. Except as otherwise provided in this Section 11, if an Optionee's employment with the Company or Subsidiary is terminated (hereinafter "Termination") other than by death or Disability (as hereinafter defined), the Optionee may exercise any Option granted under the Plan, to the extent the Optionee was entitled to exercise the Option at the date of Termination, for a period of three months after the date of Termination or until the term of the Option has expired, whichever date is earlier.

  11.2 Death or Disability of Optionee. In the event of the death or Disability of an Optionee prior to expiration of an Option held by him or her, the following provisions shall apply:

  (a) If the Optionee is at the time of his or her Disability employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Board in its sole discretion) since the date of grant of the Option, then the Option may be exercised by the Optionee until the earlier of one year following the date of such Disability or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise such Option at the time of his or her Disability. For the purpose of this Section, the term "Disability" shall have the meaning given to it in Section 22(e)(3) of the Code. The determination of whether an Optionee has a Disability within the meaning of Section 22(e)(3) shall be made by the Board in its sole discretion.

  (b) If the Optionee is at the time of his or her death employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Board in its sole discretion) since the date of grant of the Option, then the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, until the earlier of one year from the date of the Optionee's death or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise the Option at the time of death.

  (c) If the Optionee dies within three months after Termination, the Option may be exercised until the earlier of nine months following the date of death or the expiration date of the Option, by the Optionee's estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was entitled to exercise the Option at the time of Termination.

  11.3 Breach of Agreements; Termination for Cause. If the Optionee breaches any of the Company's Employee Confidentiality, Inventions, Non-Compete and Non-Solicitation Agreement, Employee Patent and Confidential Information Agreement, any Employment Agreement, if applicable, or any similar agreement having an equivalent purpose or effect, or if employment of an Optionee is terminated by the Company or a Subsidiary for cause, then the Board shall have the right to cancel the Options granted to the Optionee under the Plan.


  12.  AMENDMENT AND TERMINATION OF PLAN

  12.1 The Board, without approval by the shareholders of the Company, may at any time and from time to time suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as may be in the best interest of the Company; provided, however, that no such amendment shall be made without approval of the shareholders if it would: (i) materially modify the eligibility requirements for Participants; (ii) increase the total number of shares of Stock which may be issued pursuant to Options, except in accordance with Section 4.2 of the Plan; (iii) reduce the minimum Option price per share as set forth in Section 7 of the Plan, except in accordance with Section 4.2 of the Plan; (iv) extend the period of granting Options; or (v) materially increase in any other way the benefits accruing to Optionees.

  12.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to the Optionee under the Plan.

  12.3 The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Incentive Stock Options meeting the requirements of future amendments to the Code.

  13.  MISCELLANEOUS PROVISIONS

  13.1 Right to Continued Employment. No person shall have any claim or right to be granted an Option under the Plan, and the grant of an Option under the Plan shall not be construed as giving an Optionee the right to continued employment with the Company. The Company further expressly reserves the right at any time to dismiss an Optionee or reduce an Optionee's compensation with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in a stock option agreement.

  13.2 Withholding Taxes. The Company shall have the right to require payment or provision for payment of any and all withholding taxes due upon the grant or exercise of an Option hereunder or the disposition of any Stock or other property acquired upon exercise of an Option be made by an Optionee. In connection herewith, the Board shall have the right to establish such rules and regulations or impose such terms and conditions in any agreement relating to an Option granted hereunder with respect to such withholding as the Board may deem necessary and appropriate.

  13.3 Rule 16b-3. This Plan is intended to comply with the applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision and to the extent any provision of this Plan or any action by the Board or the Committee fails to comply with said Rule, such provision or action shall be deemed amended so as to cause the provision or action to comply.

  13.4 Governing Law. The Plan shall be administered in the State of Minnesota and the validity, construction, interpretation and administration of the Plan and all rights relating to the Plan shall be determined solely in accordance with the laws of such state, unless controlled by applicable federal law, if any.


  14.  EFFECTIVE DATE

  The effective date of the Plan is April 28, 1997. No Option may be granted after April 28, 2002 provided, however, the Plan and all outstanding Options shall remain in effect until such outstanding
Options have expired or been cancelled.


UROPLASTY, INC.